News Release                                             [BECTON DICKINSON LOGO]





Contact:
Patricia A. Spinella, Investor Relations - 201-847-5453
Colleen T. White, Corporate Communications - 201-847-5369


                  BD ANNOUNCES RESULTS FOR FISCAL FIRST QUARTER

Franklin Lakes, NJ (January 26, 2005) - BD (Becton, Dickinson and Company) (NYSE: BDX) today reported record quarterly revenues of $1.288 billion for the fiscal first quarter ended December 31, 2004, representing an increase of 9 percent from the same period a year ago. At constant foreign exchange rates, revenues increased 6 percent for the quarter. Revenue growth in all segments benefited from favorable foreign currency translation, particularly with respect to the Euro.

"We're off to a strong start for fiscal 2005 with all business segments contributing solid results. Our global revenue growth, disciplined cost control and supply chain productivity continue to deliver earnings increases," said Edward J. Ludwig, Chairman, President and Chief Executive Officer. "This strong performance is enabling us to increase our investments in innovation and growth for the future."

Reported diluted earnings per share for the first quarter were 75 cents. On October 4, 2004, BD announced that a plan had been initiated to offer Clontech, a unit of the BD Biosciences segment, for sale; therefore, the results of operations from Clontech have been classified as "discontinued operations." Income from discontinued operations for the first quarter of $1.0 million is less than 1 cent per diluted share; however, due to rounding, diluted earnings per share from continuing operations were 74 cents.

Analyses of First Quarter Fiscal Year 2005 and 2004 Earnings

The following analyses of diluted earnings per share from continuing operations have been provided to reconcile to pro forma diluted earnings per share from continuing operations for the first quarters of fiscal 2005 and 2004.

                                                                   (Q1 FY2005)   (Q1 FY2004)
         Three Months Ended December 31,                               2004          2003      % Increase
         -------------------------------                           -----------   -----------   ----------
         Diluted EPS from Continuing Operations:                      $0.74        $ 0.48          54%
                                                                      -----        ------
         Pro Forma Adjustments:
         Tax Examinations(1)                                          (0.04)           --
         Tax Rate Impact(2)                                           (0.02)           --
         Share-Based Compensation Expense(3)                           0.03            --
         BGM Charge(4)                                                   --          0.11
                                                                      -----        ------
                                                                      (0.03)         0.11
         Rounding                                                        --         (0.01)
                                                                      -----        ------
         Pro Forma Diluted EPS from Continuing Operations:            $0.71        $ 0.58          22%
                                                                      =====        =======

         (1) Included in diluted earnings per share from continuing operations for the first quarter of fiscal 2005 is approximately 4 cents per diluted share due to the reversal of tax reserves in connection with the conclusion of tax examinations in four non-U.S. jurisdictions.

         (2) Represents the effect on diluted earnings per share from continuing operations of tax-related events that caused the quarter's tax rate to vary from the expected effective tax rate for the year. The expected effective tax rate for the year, without taking into account the tax impact of the items described in notes (1) and (3) herein, is 25.5%.

         (3) Included in diluted earnings per share from continuing operations is approximately 3 cents per diluted share related to share-based compensation expense recorded in connection with the early adoption of FASB Statement No. 123 (revised), and the restricted stock awards granted under the new long-term incentive program, both of which occurred this quarter and are described below.

         (4) Included in the first quarter of fiscal 2004 diluted earnings per share from continuing operations is a charge of 11 cents per diluted share related to the voluntary recall and write-off of certain blood glucose strip inventory and other actions taken with respect to our blood glucose monitoring products.


Based on the foregoing analyses, pro forma diluted earnings per share from continuing operations of 71 cents for the fiscal first quarter of 2005 increased by 22 percent over pro forma diluted earnings per share from continuing operations of 58 cents for the fiscal first quarter of 2004.

Share-Based Compensation

As planned, effective October 1, 2004, the Company adopted FASB Statement
No.123 (revised) relating to the expensing of share-based incentive awards. Diluted earnings per share from continuing operations for the first quarter included 3 cents of share-based compensation expense associated with the adoption and the restricted stock awards granted under the new long-term incentive program, which consisted of a mix of performance-based restricted stock awards, time-vested restricted stock awards and stock options or stock appreciation rights. We estimate that total share-based compensation expense for the fiscal year 2005 will be about 17 cents per diluted share.

Segment Results

In the BD Medical segment, worldwide revenues for the quarter were $694 million, representing an increase of 11 percent over the prior year period. BD Medical revenues reflect the continued conversion in the U.S. to safety-engineered products, accounting for sales of $126 million compared with $114 million in the prior year's quarter. Included in BD Medical revenues were international sales of safety-engineered products of $18 million, compared with $14 million in the prior year's quarter. Also contributing to the growth of the segment were strong sales in the Diabetes Care unit.

In the BD Diagnostics segment, worldwide revenues for the quarter were $414 million, representing an increase of 3 percent over the prior year period. Revenue growth of 13 percent in the Preanalytical Systems unit of the segment reflects the continued conversion in the U.S. to safety-engineered products, accounting for sales of $86 million, compared with $76 million in the prior year's quarter. Included in Preanalytical Systems revenues were international sales of safety-engineered products of $42 million, compared with $29 million in the prior year's quarter. As anticipated, and despite strong sales from the BD ProbeTec'TM' ET and BD Phoenix'TM' instruments, revenues in the Diagnostic Systems unit of the segment declined 5 percent from the prior year's quarter. The first quarter of fiscal 2004 benefited from exceptionally strong sales of flu tests in Japan and the U.S., which did not recur in this year's fiscal first quarter.

In the BD Biosciences segment, worldwide revenues from continuing operations for the quarter were $181 million, representing an increase of 15 percent over the prior year period. Instrument revenue growth was primarily driven by sales of the recently launched BD FACSCanto'TM' analyzer. Continued strong market acceptance of the BD FACSAria'TM' cell sorter also contributed to sales. First quarter sales of flow cytometry reagents were also strong in both the clinical and research markets.

Geographic Results

First quarter revenues in the U.S. of $624 million represented an increase of 7 percent over the prior year period. Revenues outside the U.S. of $664 million represented an increase of 11 percent over the prior year period, or 5 percent at constant foreign exchange rates.

Fiscal 2005 Outlook for Second Quarter and Full Year

The following analyses of estimated diluted earnings per share from continuing operations have been provided to reconcile to estimated pro forma diluted earnings per share from continuing operations for the fiscal 2005 second quarter and full year.


                                                       Quarter 2                                Full Year
                                        --------------------------------------    --------------------------------------
Estimated                                       FY2005     FY2004   % Increase            FY2005     FY2004   % Increase
---------                               --------------    -------   ----------    --------------    -------   ----------
Diluted EPS from
Continuing Operations:                  $0.64-$0.65(1)    $  0.62        3%-5%    $2.76-$2.81(1)    $  2.21      25%-27%
                                        --------------    -------      -------    --------------    -------      -------

Pro Forma Adjustments:
   Tax Examinations(2)                             -          -                           (0.04)        -
   Tax Rate Impact(3)                            0.020        -                             -           -
   Share-Based Compensation Expense(4)           0.045        -                            0.17         -
   BGM Charges (5)                                 -          -                             -          0.11
   Litigation Settlement(5)                        -          -                             -          0.24
                                        --------------    -------                 --------------    -------
                                                 0.065        -                            0.13        0.35
                                        --------------    -------                 --------------    -------

Pro Forma Diluted EPS from
Continuing Operations:                     $0.70-$0.72    $  0.62      13%-16%      $2.89-$2.94     $  2.56      13%-15%
                                        ==============    =======      =======    =============     =======      =======


         (1) Fiscal 2005 second quarter and full year estimated diluted earnings per share from continuing operations do not include the impact on taxes that would result if the Company were to repatriate certain undistributed earnings of foreign subsidiaries under the American Jobs Creation Act of 2004.

         (2) Represents diluted earnings per share from continuing operations due to the reversal of tax reserves in the first quarter in connection with the conclusion of tax examinations in four non-U.S.
         jurisdictions.

         (3) Represents the effect on diluted earnings per share from continuing operations of tax-related events that causes the quarter's tax rate to vary from the expected effective tax rate for the year. The expected effective tax rate for the year, without taking into account the tax impact of the items described in notes (1), (2) and (4) herein, is 25.5%.

         (4) Represents the effect on diluted earnings per share from continuing operations relating to share-based compensation expense associated with the early adoption of FASB Statement No. 123 (revised), and the restricted stock awards granted under the new long-term incentive program.

        (5) Included in full year fiscal 2004 diluted earnings per share from continuing operations was a third quarter charge of 24 cents per diluted share related to the settlement of the Retractable Technologies, Inc. litigation, in addition to the previously noted first quarter BGM charge of 11 cents per diluted share.


The Company estimates that second quarter 2005 pro forma diluted earnings per share from continuing operations will increase in the range of 13 to 16 percent as compared with fiscal second quarter 2004 diluted earnings per share from continuing operations of 62 cents.

The Company also estimates pro forma diluted earnings per share from continuing operations for fiscal 2005 will increase in the range of 13 to 15 percent compared with fiscal 2004 pro forma diluted earnings per share from continuing operations of $2.56.

Conference Call Information

A conference call regarding BD's first quarter results and its expectations for the second quarter and full fiscal year will be broadcast live on BD's website, www.bd.com/investors, at 10:00 a.m. (ET) Wednesday, January 26, 2005. The conference call will be available for replay on BD's website, www.bd.com/investors, or at 1-800-475-6701 (domestic) and 1-320-365-3844
(international) through the close of business on February 2, 2005.

This news release contains certain non-GAAP financial measures. A reconciliation of these and other measures to the comparable GAAP measures is included in this release and in the attached financial tables.

BD is a medical technology company that serves healthcare institutions, life science researchers, clinical laboratories, industry and the general public. BD manufactures and sells a broad range of medical supplies, devices, laboratory equipment and diagnostic products. For the fiscal year ended September 30, 2004, BD reported total revenues of $4.935 billion.

                                       ***


This press release, including the section entitled "Fiscal 2005 Outlook for Second Quarter and Full Year," contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD's performance, including future revenues, earnings per share and income, or events or developments that BD expects to occur or anticipates occurring in the future. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, factors that could cause actual results to vary materially from any forward-looking statement include, but are not limited to: competitive factors; pricing and market share pressures; changes in interest or foreign currency exchange rates; difficulties inherent in product development and delays in product introductions; changes in regional, national or foreign economic conditions; increases in energy costs and their effect on, among other things, the cost of producing the Company's products; fluctuations in costs and availability of raw materials and in BD's ability to maintain favorable supplier arrangements and relationships; uncertainties of litigation (as described in BD's filings with the Securities and Exchange Commission) and changes in healthcare or other governmental regulation; issuance of new or revised accounting standards, as well as other factors discussed in this press release and in BD's filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in thousands, except per-share data)

                                                          Three Months Ended December 31,
                                                      2004              2003           % Change
-------------------------------------------------------------------------------------------------

REVENUES                                          $ 1,288,369       $ 1,185,120              8.7

Cost of products sold                                 634,501 (1)       634,255 (2)          0.0
Selling and administrative                            341,088 (1)       324,097              5.2
Research and development                               62,083 (1)        58,288              6.5
-------------------------------------------------------------------------------------------------
TOTAL OPERATING COSTS
     AND EXPENSES                                   1,037,672         1,016,640              2.1
-------------------------------------------------------------------------------------------------

OPERATING INCOME                                      250,697           168,480             48.8

Interest expense, net                                  (9,122)           (8,928)             2.2
Other expense, net                                     (2,861)             (911)              NM
-------------------------------------------------------------------------------------------------

INCOME FROM CONTINUING OPERATIONS BEFORE
     INCOME TAXES                                     238,714           158,641             50.5

Income tax provision                                   44,316            33,716             31.4
-------------------------------------------------------------------------------------------------

INCOME FROM CONTINUING OPERATIONS                     194,398           124,925             55.6

INCOME FROM DISCONTINUED OPERATIONS
   NET OF INCOME TAXES OF $623 IN
   2005 AND $281 IN 2004, RESPECTIVELY                    953               477               NM
-------------------------------------------------------------------------------------------------

NET INCOME                                        $   195,351       $   125,402             55.8
-------------------------------------------------------------------------------------------------

EARNINGS PER SHARE

Basic:
Income from continuing operations                 $      0.77       $      0.49             57.1
Income from discontinued operations               $       -   (3)   $       -                -
Net income                                        $      0.78       $      0.50             56.0

Diluted:
Income from continuing operations                 $      0.74       $      0.48             54.2
Income from discontinued operations               $         - (3)   $       -                -
Net income                                        $      0.75       $      0.48             56.3

-------------------------------------------------------------------------------------------------

AVERAGE SHARES OUTSTANDING

     Basic                                            251,232           252,132
     Diluted                                          261,970           261,872
-------------------------------------------------------------------------------------------------

NM - Not Meaningful


(1) Includes share-based compensation expense relating to the adoption of SFAS No. 123 (revised).

(2) Includes a $45,024 charge associated with blood glucose monitoring (BGM) products.

(3) Includes income of less than $0.01 of diluted earnings per share, however due to rounding, basic and diluted EPS is $0.01 higher than basic and diluted earnings per share from continuing operations.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
Three Months Ended December 31,
(Unaudited; Amounts in thousands, except per-share data)

                                                                                 2004 (Q1 FY2005)
                                                  -----------------------------------------------------------------------------
                                                      As          Share-Based            Tax           Tax Rate       Excluding
                                                   Reported      Compensation (1)   Examinations (2)   Impact (3)       Items
                                                  -----------------------------------------------------------------------------

Cost of products sold                             $ 634,501         $ (1,548)            $    -        $    -         $ 632,953
   as a % of revenues                                 49.2%                                                               49.1%

Gross profit                                        653,868            1,548                  -             -           655,416
   as a % of revenues                                 50.8%                                                                0.9%

Selling and administrative                          341,088           (9,108)                 -             -           331,980
   as a % of revenues                                 26.5%                                                               25.8%

Research and development                             62,083             (934)                 -             -            61,149
   as a % of revenues                                  4.8%                                                                4.7%

Operating Income                                    250,697           11,590                  -             -           262,287
   as a % of revenues                                 19.5%                                                               20.4%

Income taxes                                         44,316            3,096               11,265         5,150          63,827
   effective tax rate                                 18.6%                                                               25.5%

Income from continuing operations                   194,398            8,494              (11,265)       (5,150)        186,477
   as a % of revenues                                 15.1%                                                               14.5%

Diluted earnings per share
Income from continuing operations                      0.74             0.03                (0.04)        (0.02)           0.71
Income from discontinued operations (4)                   -               -                   -             -               -
Diluted earnings per share                             0.75             0.03                (0.04)        (0.02)           0.72


(1) Relates to the adoption of SFAS No. 123 (revised), "Share-Based Payment". Fiscal 2004 amounts have not been restated.

(2) Relates to the reversal of tax reserves in connection with the conclusion of tax examinations in four non-U.S. jurisdictions.

(3) Represents the effect on diluted earnings per share from continuing operations of tax-related events that caused the quarter's tax rate to vary from the expected effective tax rate for the year. The expected effective tax rate for the year, without taking into account the tax impact of items described in notes (1) and (2) herein, is 25.5%.

(4) Includes income of less than $0.01 of diluted earnings per share, however due to rounding, basic and diluted EPS is $0.01 higher than basic and diluted earnings per share from continuing operations.




BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
Three Months Ended December 31,
(Unaudited; Amounts in thousands, except per-share data)

                                                               2003 (Q1 FY2004)
                                                  ---------------------------------------------
                                                      As               BGM            Excluding
                                                   Reported         Charges (5)        Charges
                                                  ---------------------------------------------

Gross Profit                                      $ 550,865         $ 45,024          $ 595,889
   as a % of revenues                                 46.5%                               50.3%

Operating Income                                    168,480           45,024            213,504
   as a % of revenues                                 14.2%                               18.0%

Income from continuing operations                   124,925           27,915            152,840
   as a % of revenues                                 10.5%                               12.9%

Diluted earnings per share
Income from continuing operations                      0.48             0.11               0.58
Income from discontinued operations (4)                 -                -                  -
Diluted earnings per share                             0.48             0.11               0.59


(4) Includes income of less than $0.01 of diluted earnings per share, however due to rounding, basic and diluted EPS is $0.01 higher than basic and diluted earnings per share from continuing operations.

(5) Relates to the fiscal 2004 charge associated with blood glucose monitoring
    (BGM) products.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY SEGMENT AND GEOGRAPHIC AREA
(Unaudited; Amounts in thousands)

                                                          Three Months Ended December 31,
                                                      2004              2003           % Change
                                                  ----------------------------------------------

BD MEDICAL
   United States                                  $   329,654       $   303,748              8.5
   International                                      364,168           323,120             12.7
------------------------------------------------------------------------------------------------
TOTAL                                             $   693,822       $   626,868             10.7
------------------------------------------------------------------------------------------------

BD DIAGNOSTICS
   United States                                  $   218,708       $   212,917              2.7
   International                                      195,075           188,028              3.7
------------------------------------------------------------------------------------------------
TOTAL                                             $   413,783       $   400,945              3.2
------------------------------------------------------------------------------------------------

BD BIOSCIENCES
   United States                                  $    75,697       $    68,176             11.0
   International                                      105,067            89,131             17.9
------------------------------------------------------------------------------------------------
TOTAL                                             $   180,764       $   157,307             14.9
------------------------------------------------------------------------------------------------

TOTAL REVENUES
   United States                                  $   624,059       $   584,841              6.7
   International                                      664,310           600,279             10.7
------------------------------------------------------------------------------------------------
TOTAL                                             $ 1,288,369       $ 1,185,120              8.7
------------------------------------------------------------------------------------------------

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended December 31,
(Unaudited; Amounts in thousands)

                                                                   United States
                                                  -----------------------------------------------
                                                      2004              2003           % Change
                                                  -----------------------------------------------

BD MEDICAL
   Medical Surgical Systems                       $   215,506       $   198,519              8.6
   Diabetes Care                                       88,461            74,849             18.2
   Pharmaceutical Systems                              20,049            24,355            (17.7)
   Ophthalmic Systems                                   5,638             6,025             (6.4)
-------------------------------------------------------------------------------------------------
TOTAL                                             $   329,654       $   303,748              8.5
-------------------------------------------------------------------------------------------------

BD DIAGNOSTICS
   Preanalytical Systems                          $   114,763       $   106,627              7.6
   Diagnostic Systems                                 103,945           106,290             (2.2)
-------------------------------------------------------------------------------------------------
TOTAL                                             $   218,708       $   212,917              2.7
-------------------------------------------------------------------------------------------------

BD BIOSCIENCES
   Discovery Labware                              $    24,094       $    23,415              2.9
   Immunocytometry Systems                             34,694            28,768             20.6
   Pharmingen                                          16,909            15,993              5.7
-------------------------------------------------------------------------------------------------
TOTAL                                             $    75,697       $    68,176             11.0
-------------------------------------------------------------------------------------------------

TOTAL UNITED STATES                               $   624,059       $   584,841              6.7
-------------------------------------------------------------------------------------------------

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended December 31, (continued)
(Unaudited; Amounts in thousands)

                                                             International
                                   --------------------------------------------------------------------------
                                                                                % Change
                                                                 --------------------------------------------
                                       2004           2003            Reported      FX Neutral      FX Impact
                                   --------------------------------------------------------------------------

BD MEDICAL
   Medical Surgical Systems        $   194,058      $   176,324           10.1             4.6            5.5
   Diabetes Care                        70,217           58,177           20.7            14.1            6.6
   Pharmaceutical Systems               90,636           80,844           12.1             4.9            7.2
   Ophthalmic Systems                    9,257            7,775           19.1            11.5            7.6
-------------------------------------------------------------------------------------------------------------
TOTAL                              $   364,168      $   323,120           12.7             6.6            6.1
-------------------------------------------------------------------------------------------------------------

BD DIAGNOSTICS
   Preanalytical Systems           $    93,758      $    78,353           19.7            13.1            6.6
   Diagnostic Systems                  101,317          109,675           (7.6)          (12.4)           4.8
-------------------------------------------------------------------------------------------------------------
TOTAL                              $   195,075      $   188,028            3.7            (1.8)           5.5
-------------------------------------------------------------------------------------------------------------

BD BIOSCIENCES
   Discovery Labware               $    22,869      $    21,468            6.5             0.7            5.8
   Immunocytometry Systems              65,406           53,318           22.7            15.9            6.8
   Pharmingen                           16,792           14,345           17.1            11.1            6.0
-------------------------------------------------------------------------------------------------------------
TOTAL                              $   105,067      $    89,131           17.9            11.5            6.4
-------------------------------------------------------------------------------------------------------------

TOTAL INTERNATIONAL                $   664,310      $   600,279           10.7             4.7            6.0
-------------------------------------------------------------------------------------------------------------

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended December 31, (continued)
(Unaudited; Amounts in thousands)

                                                                     Total
                                   --------------------------------------------------------------------------
                                                                                % Change
                                                                 --------------------------------------------
                                       2004           2003            Reported      FX Neutral      FX Impact
                                   --------------------------------------------------------------------------

BD MEDICAL
   Medical Surgical Systems        $   409,564      $   374,843            9.3             6.7            2.6
   Diabetes Care                       158,678          133,026           19.3            16.4            2.9
   Pharmaceutical Systems              110,685          105,199            5.2            (0.4)           5.6
   Ophthalmic Systems                   14,895           13,800            7.9             3.7            4.2
-------------------------------------------------------------------------------------------------------------
TOTAL                              $   693,822      $   626,868           10.7             7.5            3.2
-------------------------------------------------------------------------------------------------------------

BD DIAGNOSTICS
   Preanalytical Systems           $   208,521      $   184,980           12.7             9.9            2.8
   Diagnostic Systems                  205,262          215,965           (5.0)           (7.4)           2.4
-------------------------------------------------------------------------------------------------------------

TOTAL                              $   413,783      $   400,945            3.2             0.6            2.6
-------------------------------------------------------------------------------------------------------------

BD BIOSCIENCES
   Discovery Labware               $    46,963      $    44,883            4.6             1.8            2.8
   Immunocytometry Systems             100,100           82,086           21.9            17.6            4.3
   Pharmingen                           33,701           30,338           11.1             8.3            2.8
-------------------------------------------------------------------------------------------------------------
TOTAL                              $   180,764      $   157,307           14.9            11.3            3.6
-------------------------------------------------------------------------------------------------------------

TOTAL REVENUES                     $ 1,288,369      $ 1,185,120            8.7             5.7            3.0
--------------------------------------------------------------------------------------------------------------

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
Three Months Ended,
(Unaudited; Amounts in thousands)


2004 International Safety Revenues

                                                                          International Safety Revenues
                                               ------------------------------------------------------------------------------
                                               December 31,      March 31,         June 30,      September 30,
Segment                                            2003             2004             2004            2004             Total
-------                                         ---------        ---------        ---------        ---------        ---------
Medical                                         $  14,484        $  16,794        $  15,952        $  16,040        $  63,270
Diagnostics                                        29,431           34,388           36,925           39,300          140,044
                                                ---------        ---------        ---------        ---------        ---------
Total                                           $  43,915        $  51,182        $  52,877        $  55,340        $ 203,314
                                                =========        =========        =========        =========        =========







2004 U.S. Safety Revenues (revised) (*)

                                                                          U.S. Safety Revenues (revised)
                                               ------------------------------------------------------------------------------
                                               December 31,      March 31,         June 30,      September 30,
Segment                                            2003             2004             2004            2004             Total
-------                                         ---------        ---------        ---------        ---------        ---------
Medical                                         $ 114,360        $ 109,901        $ 113,179        $ 121,511        $ 458,951
Diagnostics                                        75,626           75,354           80,157           85,377          316,514
                                                ---------        ---------        ---------        ---------        ----------
Total                                           $ 189,986        $ 185,255        $ 193,336        $ 206,888        $ 775,465
                                                =========        =========        =========        =========        =========


                                                                  U.S. Safety Revenues (previously reported)
                                               ------------------------------------------------------------------------------
                                               December 31,      March 31,         June 30,      September 30,
Segment                                            2003             2004             2004            2004             Total
-------                                         ---------        ---------        ---------        ---------        ---------
Medical                                         $ 112,488        $ 107,418        $ 110,220        $ 118,076        $ 448,202
Diagnostics                                        75,626           75,354           80,157           85,377          316,514
                                                ---------        ---------        ---------        ---------        ---------
Total                                           $ 188,114        $ 182,772        $ 190,377        $ 203,453        $ 764,716
                                                =========        =========        =========        =========        =========


(*) Restated to reflect a refinement of products classified as Safety.





Other Information

Included in the Ten-Year Summary of Selected Financial Data on page 22 of the Company's 2004 Annual Report, is the caption "Income from Continuing Operations Before Income Taxes". For the Company's fiscal year 2001, the amount referenced of $535.2 million included footnote reference (C) which reads "Excludes the cumulative effect of accounting changes". The correct footnote reference should be (A) which reads "Includes cumulative effect of accounting change of $36.8 ($.14 per basic and diluted share)."



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